EXHIBIT 32
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                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Dynatronics Corporation, on Form 10-QSB for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kelvyn H. Cullimore, Jr., President and Chief Executive Officer, and Terry M. Atkinson, Controller (Chief Accounting Officer) of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                           /s/ Kelvyn H. Cullimore, Jr.
                                         ------------------------------------
                                         Kelvyn H. Cullimore, Jr.
                                         President and Chief Executive Officer
                                         Dynatronics Corporation


                                           /s/ Terry M. Atkinson
                                         ------------------------------------
                                         Terry M. Atkinson
                                         Controller (Chief Accounting Officer)



Dated: November  13, 2003